UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 16, 2020

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Preliminary Estimated Unaudited Operating Results for the Three Months Ended March 31, 2020

Hilton Worldwide Holdings Inc. (“we,” “us,” “our” or the “Company”) is furnishing the information included in Item 2.02 of this Current Report on Form 8-K (“Form 8-K”) to disclose certain preliminary estimated unaudited operating results for the three months ended March 31, 2020 included in a confidential preliminary offering memorandum (the “Offering Memorandum”) relating to the proposed offering of unsecured senior notes described in Item 7.01 of this Current Report on Form 8-K.

The novel coronavirus (“COVID-19”) pandemic has significantly affected the global economy and strained the hospitality industry due to travel restrictions and stay-at-home directives that have resulted in cancellations and significantly reduced travel around the world. The reduction in travel has resulted in complete and partial suspension of hotel operations in many of the locations in which our hotels are located for an indeterminate duration. In response to this global crisis, we have taken actions to prioritize the safety and security of our guests, employees and owners, and support our communities, which have included: (i) finding alternative uses for our hotel properties, such as providing housing for first responders and healthcare workers; (ii) pledging financial assistance to organizations helping those affected by COVID-19 through our Hilton Effect Foundation; and (iii) providing the option for our Hilton Honors members to donate Hilton Honors points to select foundations aiding those impacted by COVID-19.

Our condensed consolidated financial statements for the three months ended March 31, 2020 are not yet complete. Accordingly, we are presenting preliminary estimates of certain operating results and liquidity information as of and for the three months ended March 31, 2020 based upon information available to us as of the date of the Offering Memorandum. These estimates are not a comprehensive statement of our results for such period, and our actual results may differ materially from these preliminary estimated results. These estimates are preliminary and unaudited and are inherently uncertain and subject to change as we complete the preparation of our condensed consolidated financial statements for the three months ended March 31, 2020. During the course of the preparation of our condensed consolidated financial statements and related notes, and completion of our financial close procedures for the three months ended March 31, 2020, adjustments to the preliminary estimates may be identified, and such adjustments may be material. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP"), and they should not be viewed as indicative of our results for any future period. Actual results for the first quarter of 2020 and future periods could differ materially from the estimates, trends and expectations discussed below. Therefore, you should not place undue reliance upon this information. Our independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

As of April 14, 2020, we were experiencing suspensions of hotel operations at nearly 1,000 hotels, or approximately 16% of our global hotel properties. Regionally, approximately 12% of our hotels in the Americas, 60% of our hotels in Europe, Middle East and Africa ("EMEA") and 15% of our hotels in Asia Pacific have temporarily suspended operations as of such date. The first of these closures commenced in late January 2020, and we are not able to estimate the date that these suspensions of hotel operations will be lifted. Based on the trends described above, we currently estimate our system-wide comparable revenue per available room (“RevPAR”)(1) for the three months ended March 31, 2020 to have declined between 22% and 24%, on a currency neutral basis, when compared to the three months ended March 31, 2019. We also expect material declines with respect to our overall results of operations, including net income and Adjusted earnings before interest expense, income taxes and depreciation and amortization, among other performance metrics.

____________
(1)RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and average daily rate. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels. RevPAR is presented on a comparable and currency neutral basis. As such, comparisons of RevPAR for the three months ended March 31, 2020 and 2019 use the exchange rates for the three months ended March 31, 2020.

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. When considering business interruption in the context of our definition of comparable hotels, any hotel that had complete or partial suspension of operations at any point during the three months ended March 31, 2020 as a result of the COVID-19 pandemic was considered to be part of our definition of comparable hotels.

With respect to our regional performance, the following table reflects our preliminary estimated RevPAR performance by month for the first quarter of 2020, when compared to the same period in the prior year:

	January 2020	February 2020	March 2020(1)	Three Months Ended March 31, 2020(1)
Americas	1%	—%	(54)% to (56)%	(20)% to (22)%
EMEA	5%	—%	(62)% to (64)%	(20)% to (22)%
Asia Pacific	(6)%	(50)%	(74)% to (76)%	(43)% to (45)%
System-wide	1%	(4)%	(56)% to (58)%	(22)% to (24)%
____________
(1)Estimates based on information available as of the date of the Offering Memorandum.

Our Asia Pacific region experienced the effects of the COVID-19 pandemic in January, which continued into February and March, while more pronounced negative results in the Americas and EMEA regions only began in March. Currently, occupancy rates are approximately 17% for the Americas region and approximately 13% for the EMEA region. We have seen early signs of recovery in the Asia Pacific region, particularly in China, with current occupancy of approximately 22%, up from approximately 9% in early February and with over 130 of the nearly 150 hotels in China that had previously suspended operations having re-opened.

As a result of the circumstances described above, COVID-19 has had a material negative impact on our results for the three months ended March 31, 2020, and we expect it to continue to have a material negative impact on our results. We anticipate further suspensions of hotel operations and erosion in RevPAR performance and do not expect to see a material improvement in our results of operations until there is a view that the spread of COVID-19 has moderated and governments have lifted restrictions. We cannot presently estimate the financial impact of this unprecedented situation, which is highly dependent on the severity and duration of the pandemic, but we expect it will continue to have a significant adverse impact on our results of operations. Due to the uncertainties associated with the COVID-19 pandemic and the indeterminate length of time it will affect the hospitality industry, we have taken certain proactive measures to secure our liquidity position to be able to meet our obligations for the foreseeable future, which have included: (i) fully drawing down on our $1.75 billion senior secured revolving credit facility in March 2020; (ii) temporarily suspending dividend payments and share repurchases in respect to our common stock; (iii) strict cost management, such as temporarily halting marketing programs, temporarily eliminating non-essential expenses, including capital expenditures, and reducing payroll and related costs through furloughs and salary reductions; and (iv) consummating the Hilton Honors points pre-sale, as described in Item 8.01 below, for $1.0 billion in cash.

As of March 31, 2020, we had cash, restricted cash and cash equivalents of $1.8 billion. Adjusted for the Hilton Honors points pre-sale, as of March 31, 2020, we estimate that we would have had approximately $2.8 billion of cash, restricted cash and cash equivalents. We presently anticipate that, even if current levels of very low occupancy were to persist, this cash position, along with the net proceeds from the proposed offering of $500 million aggregate principal amount of senior unsecured notes, as described in Item 7.01 below, will provide us with adequate liquidity to fund our operations over the next 18 to 24 months. Furthermore, the Company does not have any material indebtedness outstanding that matures prior to June 2024.

Item 7.01 Regulation FD Disclosure.

On April 16, 2020, we issued a press release announcing that Hilton Domestic Operating Company Inc. (the "Issuer"), an indirect subsidiary of the Company, intends to offer $500 million aggregate principal amount of senior unsecured notes (the "Offering") to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

The information in this Form 8-K under Items 2.02 and 7.01, including Exhibit 99.1 hereto, is being furnished pursuant Items 2.02 and 7.01 of Form 8-K, respectively, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 8.01 Other Events.

Supplemental Risk Factor

The ongoing COVID-19 pandemic has negatively affected and will likely continue to negatively affect our business, financial condition and results of operations.

The COVID-19 pandemic has significantly affected the global economy and strained the hospitality industry due to travel restrictions and stay-at-home directives that have resulted in cancellations and reduced travel around the world, as well as complete and partial suspension of hotel operations of an indeterminate duration. Currently, there are no fully effective vaccines and the timing and efficacy of any future vaccine is uncertain. The U.S. has not approved any specific treatments for COVID-19. As such, COVID-19 has had a negative impact on our results for the three months ended March 31, 2020, and we expect it to continue to negatively affect future results. The current and uncertain future impact of the COVID-19 pandemic, including its effect on the ability or desire of people to travel and use our hotel properties for lodging, food and beverage and other services, is expected to continue to negatively affect our results, operations, outlook, plans, growth, cash flows and liquidity.

The U.S. and other national and local governments have restricted travel and could expand the restrictions, and a number of our hotels have fully or partially suspended operations. We have been and expect to continue to be negatively affected by additional governmental regulations and travel advisories to fight the pandemic, including recommendations by the U.S. Department of State, the Centers for Disease Control and Prevention and the World Health Organization.

We cannot predict when any of our hotels that have completely or partially suspended operations will be able to fully reopen, the conditions upon which a full reopening may occur or the effects of any such conditions. Moreover, even once travel advisories and restrictions are lifted, travel demand may remain weak for a significant length of time and we cannot predict if or when our properties will return to pre-outbreak demand or pricing. Adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of COVID-19, will negatively affect travel demand.

The steps we have taken to reduce operating costs, including furloughing a substantial number of our team members, and further steps we may take in the future to reduce costs for us or our third-party hotel owners, may negatively affect our brand reputation and ability to attract and retain team members. If our furloughed team members do not return to work with us when the COVID-19 pandemic subsides, including because they find new jobs during the furlough, we may experience operational challenges that could negatively affect hotel results, guest experience and loyalty. We also may face demands or requests from labor unions that represent team members at our hotels for additional compensation, healthcare benefits or other terms as a result of COVID-19 that could increase costs, and we could experience labor issues as we continue to implement our COVID-19 mitigation plans. In addition, depending on the length of the furloughs, we may need to make severance payments to some of our furloughed team members, even if we intend to have the team members return to work in the future. Even after the COVID-19 pandemic subsides, we could still experience long-term impacts on our operating costs as a result of attempts to counteract future outbreaks of COVID-19 or other viruses through, for example, enhanced health and hygiene requirements in one or more regions or other such measures.

We cannot predict the impact that COVID-19 will have on our partners, such as third-party owners of our properties, third-party service providers, travel agencies, suppliers and other vendors. In particular, if third-party owners of our hotels are unable to maintain their hotels and service indebtedness secured by their hotels, our results of operations and reputation could suffer. Financing difficulties and significant declines in revenues for most hotels make it more likely that third-party owners of our hotels could declare bankruptcy or face other difficulties with their lenders. Bankruptcies, sales or foreclosures involving our hotels could, in some cases, result in the termination of our management or franchise contracts and eliminate our anticipated income and cash flows, which would negatively affect our results of operations. Hotel owners with financial difficulties may be unable or unwilling to pay us amounts that we are entitled to on a timely basis or at all. Current and ongoing economic conditions also could affect our ability to enter into management and franchise contracts with potential third-party owners of our hotels, who may be unable to obtain financing or face other delays in developing hotel projects. As a result, some properties in our development pipeline may not enter our system when we anticipated, or at all, and new hotels may enter our pipeline at a slower rate than in the past, thereby negatively affecting our overall growth.

We may be required to raise additional capital in the future and our access to and cost of financing will depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. Certain of our credit ratings have been downgraded or placed on credit watch, and if our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry or us, our access to capital and the cost of any debt financing would be negatively affected. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations. There is no guarantee that debt financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations. In addition, because of reduced travel demand, certain of our leased properties will not generate revenue sufficient to meet operating expenses. If the value of our leased properties significantly declines, we could have to recognize significant non-cash impairment charges to our results of operations.

The COVID-19 pandemic has significantly increased economic and demand uncertainty and could cause a global recession, which would have a further adverse impact on our financial condition and operations. A significant increase in unemployment in the U.S. and other regions due to the adoption of social distancing and other policies to slow the spread of COVID-19 is likely to have a sustained negative impact on travel demand once our operations resume for an indefinite period of time. The extent of the effects of COVID-19 on our business and the travel industry at large is highly uncertain and will ultimately depend on future developments, including, but not limited to, the duration and severity of the outbreak, the timing and availability of vaccinations and other treatments to combat COVID-19, and the length of time it takes for demand and pricing to stabilize and normal economic and operating conditions to resume. Given the uncertainty as to the extent and timing of the potential future spread or mitigation of COVID-19 and the imposition or relaxation of protective measures, we are presently unable to estimate the full impact to our future results of operations, cash flows or financial condition.

Additionally, COVID-19 could negatively affect our internal controls over financial reporting as we have placed many of our team members on temporary furlough and our remaining team members are required to work from home and, therefore, new processes, procedures and controls could be required to respond to changes in our business environment. Further, should any key team members become ill from COVID-19 and unable to work, the attention of our management team could be diverted.

The potential effects of COVID-19 also could intensify or otherwise affect many of our other risk factors that are included in Part 1—Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "Annual Report"), including, but not limited to, risks inherent to the hospitality industry, macroeconomic factors beyond our control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of our information technology systems, growth of reservation channels outside of our system, risks of doing business outside of the U.S. and risks related to our indebtedness. Because the COVID-19 situation is unprecedented and continuously evolving, the other potential impacts to our risk factors that are further described in our Annual Report are uncertain.

Hilton Honors Points Pre-Sale

In April 2020, we pre-sold Hilton Honors points to American Express for $1.0 billion in cash. American Express and their respective designees may use the points in connection with the Hilton Honors co-branded credit cards and for promotions, rewards and incentive programs or certain other activities as they may establish or engage in from time to time. We will use the proceeds from the Hilton Honors points sale for working capital, general corporate and other purposes.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Form 8-K, including the exhibits hereto, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may include, but are not limited to, statements related to the Company's expectations regarding the impact of the COVID-19 pandemic on our business, our liquidity expectations and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond the Company's control, risks related to the impact of the COVID-19 pandemic, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of the Company's information technology systems, growth of reservation channels outside of the Company's system, risks of doing business outside of the U.S., and the Company's indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described in this Form 8-K and under "Part I—Item 1A. Risk Factors" of the Company’s Annual Report. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Form 8-K and in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Hilton Worldwide Holdings Inc., dated April 16, 2020.
101	Interactive Data File - XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: April 16, 2020